                                                                  EXHIBIT T3E(9)


    BALLOT FOR BENEFICIAL OWNERS OF 6% SERIES B CONVERTIBLE PREFERRED STOCK

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------------

In re:
CITYSCAPE FINANCIAL CORP.,
and CITYSCAPE CORP.,
                       Debtors.

---------------------------------------------------------------

                                                  Chapter 11
                                                  Case Nos. 98-B-
                                                  and 98-B-
                                                  Jointly Administered

                        BALLOT FOR BENEFICIAL OWNERS OF
                    6% SERIES B CONVERTIBLE PREFERRED STOCK
                  TO ACCEPT OR REJECT "DEBTORS' JOINT PLAN OF
                         REORGANIZATION" TO BE FILED BY
                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.

                          RECORD DATE: AUGUST 28, 1998

                      VOTING DEADLINE: SEPTEMBER 30, 1998

THIS BALLOT IS TO BE USED BY BENEFICIAL OWNERS OR REGISTERED HOLDERS WHO ARE BENEFICIAL OWNERS OF THE 6% SERIES B CONVERTIBLE PREFERRED STOCK OF CITYSCAPE FINANCIAL CORP. (THE "OLD SERIES B PREFERRED STOCK"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF BONDHOLDER COMMUNICATIONS GROUP (THE "INFORMATION AGENT") HAS NOT RECEIVED THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE FINANCIAL CORP. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR NOMINEE OR YOUR NOMINEE'S PROXY INTERMEDIARY, PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE INFORMATION AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

     Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting votes with respect to their joint prepackaged plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in, and attached to the accompanying Solicitation and Disclosure Statement dated August 28, 1998 (the "Solicitation Statement"). This Ballot is to be used by beneficial owners, or registered Holders who are beneficial owners, of the Old Series B Preferred Stock. The Old Series B Preferred Stock is classified as Class A10 in the Plan. Please review the Solicitation Statement and the exhibits thereto carefully before completing this Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     This Ballot may not be used for any purpose other than for voting to accept or reject the Plan.

     Cityscape has not yet commenced the Reorganization Cases. If the Plan receives sufficient acceptances by certain Classes, Cityscape intends to commence the Reorganization Cases and promptly seek confirmation of the Plan.

     The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one Impaired Class of Claims or Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines the Plan otherwise satisfies the requirements of Section 1129(b) of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if Holders of at least two-thirds in amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Interests will be deemed to have accepted the Plan if Holders of at least two-thirds in amount of the Interests in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all Holders of the Old Series B Preferred Stock and all other Holders of Claims against and Interests in Cityscape (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

     Under the Plan, in the event the Class of Interests to which this Ballot relates (Class A10) votes to accept the Plan (and no Class senior to such Class with Allowed Claims votes (or is deemed to have voted) to reject the Plan) and the Plan is confirmed and consummated, Holders of Allowed Class A10 Interests will receive New 10% Warrants, in an amount specified in the Solicitation Statement. In the event such Class votes to reject the Plan and the Plan is confirmed and consummated, the Holders of Allowed Class A10 Interests will not receive any New 10% Warrants (or any other distribution) even if all Classes senior to such Class with Allowed Claims vote to accept the Plan.

     The record date for purposes of determining which Holders of the Old Series B Preferred Stock are eligible to vote on the Plan is August 28, 1998 (the "Record Date"). Only (i) Holders of the Old Series B Preferred Stock in whose name such Old Series B Preferred Stock are registered on the books of Cityscape or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons, or (ii) beneficial owners of the Old Series B Preferred Stock holding such Old Series B Preferred Stock through nominees who are registered Holders of such Old Series B Preferred Stock on the books of Cityscape or its authorized agent on the Record Date are eligible to vote on the Plan. Each Holder of the Old Series B Preferred Stock who purchased such Old Series B Preferred Stock or whose purchase of such Old Series B Preferred Stock is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the Holder(s) of record on such date, a form of which is included on the last page of this Ballot for your convenience.

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

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

ITEM 1. AGGREGATE NUMBER OF SHARES AND AGGREGATE LIQUIDATION PREFERENCE OF THE OLD SERIES B PREFERRED STOCK.

     This Ballot is cast by or on behalf of the beneficial owner of the aggregate amount of the Old Series B Preferred Stock indicated immediately below.

-----------------------------------------------------------------------------------------------
      CERTIFICATE                                                          NAME OF CUSTODIAN
 NUMBER(S) (IF KNOWN)                                  AGGREGATE            BANK OR BROKER
  OR CUSTOMER ACCOUNT                                 LIQUIDATION            NOMINEE WHERE
       NUMBER(S)           NUMBER OF SHARES      PREFERENCE OF SHARES       SHARES ARE HELD
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

ITEM 2.  CLASS A10 UNDER THE PLAN (OLD SERIES B PREFERRED STOCK) VOTE.

     The beneficial owner of the aggregate amount of the Old Series B Preferred Stock set forth in Item 1 votes to (please check one):

                              Accept the Plan  [ ]

                              Reject the Plan  [ ]

ITEM 3. CERTIFICATION AS TO THE OLD SERIES B PREFERRED STOCK HELD IN ADDITIONAL ACCOUNTS.

     By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for the Old Series B Preferred Stock held in other accounts or other record names, OR (ii) has provided the information specified in the following table for all other Old Series B Preferred Stock for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary):

                                                                                           #                $
------------------------------------     ------------------------------------      ----------------------------------
        Other Account Number                   Name of Custodian Bank or                  Number of Shares and
                                                    Broker Nominee                        Aggregate Liquidation
                                                                                          Preference of the Old
                                                                                        Series B Preferred Stock

                                                                                           #                $
------------------------------------     ------------------------------------      ----------------------------------
        Other Account Number                   Name of Custodian Bank or                  Number of Shares and
                                                    Broker Nominee                        Aggregate Liquidation
                                                                                          Preference of the Old
                                                                                        Series B Preferred Stock

ITEM 4.  By signing and returning this Ballot, the undersigned certifies that:

     (a) the beneficial owner has been provided with a copy of the Solicitation Statement and the exhibits thereto;

     (b) the beneficial owner of the shares of the Old Series B Preferred Stock set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

     (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above; and

     (d) this Ballot has been executed on behalf of a single beneficial owner.

The undersigned also acknowledges that:

     (a) this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Solicitation Statement; and

     (b) the beneficial owner has been provided, without charge to such beneficial owner, with a "purchaser representative," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 ("Rule 501"), to assist such beneficial owner in evaluating the merits and risks of the transactions contemplated by the Plan, as set forth in the Solicitation Statement and without affecting (i) such beneficial owner's ability to retain different "purchaser representative" at his or her own expense, or (ii) such beneficial owner's status as an "accredited investor," as defined in Rule 501, if applicable.

ITEM 5. By signing and returning this Ballot, the undersigned certifies that it is either:

     (a) the beneficial owner of the Old Series B Preferred Stock to which this Ballot pertains and is sending this Ballot to the registered or record Holder of, or other nominee of the undersigned with respect to, the Old Series B Preferred Stock to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Information Agent, or

     (b) the registered or record Holder of the Old Series B Preferred Stock to which this Ballot pertains and is sending this Ballot directly to the Information Agent (or, if the undersigned is the registered or record Holder of Old Series B Preferred Stock and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1, 2 and 3 above and for subsequent delivery to the Information Agent.)

                                          Name:
                                          --------------------------------------
                                                     (PRINT OR TYPE)

                                          --------------------------------------
                                          SOCIAL SECURITY OR FEDERAL TAX ID NO.

                                          Signature:  X

                                                --------------------------------

                                          By:
                                          --------------------------------------
                                                     (IF APPROPRIATE)

                                          Title:
                                          --------------------------------------
                                                     (IF APPROPRIATE)

                                          Address:
                                          --------------------------------------
                                                          STREET

                                          --------------------------------------
                                                 CITY, STATE AND ZIP CODE

                                          Telephone Number:  (     )

                                                     ---------------------------

                                          Dated:
                                          --------------------------------------

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE
   RECEIVED BY THE INFORMATION AGENT, BONDHOLDER COMMUNICATIONS GROUP, AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER
  30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE, OR THE VOTES
                    TRANSMITTED HEREBY WILL NOT BE COUNTED.

                            ------------------------

                        BY MAIL/HAND/OVERNIGHT DELIVERY:

                        BONDHOLDER COMMUNICATIONS GROUP
                          30 BROAD STREET, 46TH FLOOR
                            NEW YORK, NEW YORK 10004
                           TELEPHONE: (212) 809-2663
                              ATTENTION: JOHN FARR

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

     THE BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN TO VOTE TO ACCEPT OR REJECT THE PLAN. If the Plan is confirmed, the Information Agent will provide you with a letter of transmittal promptly after the Confirmation Date. Accordingly, Holders should not surrender certificates representing their Old Series B Preferred Stock in connection with voting on the Plan, and neither Cityscape nor the Information Agent will accept delivery of any such certificates tendered together with this Ballot.

     Surrender of the Old Series B Preferred Stock for exchange may be made only pursuant to a letter of transmittal which will be furnished by Cityscape at a later date.

     To have your vote count, you must complete, sign and return this Ballot so that it (or a Master Ballot including the votes transmitted hereby) is received by the Information Agent not later than 5:00 p.m., New York City Time, on Wednesday, September 30, 1998, unless extended at the sole discretion of Cityscape as provided in the Solicitation Statement. Incomplete Ballots will not be counted. Abstentions will not be counted as votes for or against the Plan.

     If you are the registered Holder and not the beneficial owner, please forward the Ballot together with the Solicitation Statement to the beneficial owner.

     To properly complete the Ballot, follow the procedures described below:

          (a) provide the information required by Item 1; if you do not know the number of shares or aggregate liquidation preference of the Old Series B Preferred Stock held by you, please contact the Information Agent, your broker or your nominee;

          (b) cast one vote to accept or reject the Plan by checking the proper box in Item 2 for the Old Series B Preferred Stock held by you;

          (c) provide the information required by Item 3 if the beneficial owner has submitted any other Ballots for the Old Series B Preferred Stock held in other accounts or other record names;

          (d) sign and date your Ballot;

          (e) if you believe that you have received the wrong Ballot, please contact the Information Agent, your broker or your nominee immediately;

          (f) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

          (g) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

          (h) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

          (i) return your Ballot using the enclosed return envelope.

     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE INFORMATION AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

     - IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR PROXY INTERMEDIARY, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE INFORMATION AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

     - IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE INFORMATION AGENT OR YOUR BROKER OR NOMINEE.

     YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE INFORMATION AGENT BY THE VOTING DEADLINE, 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE, OR YOUR VOTE WILL NOT BE COUNTED.

 (This page is for use as a Proxy only. It need not be completed as part of the
                                    Ballot.)

                             PROXY WITH RESPECT TO

                        SOLICITATION OF ACCEPTANCES FOR
                                      THE
                        JOINT PLAN OF REORGANIZATION OF

                 CITYSCAPE FINANCIAL CORP. AND CITYSCAPE CORP.
                        FROM THE HOLDERS OF OUTSTANDING

                    6% SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF

                           CITYSCAPE FINANCIAL CORP.

     The undersigned hereby irrevocably appoints as attorney and proxy of the undersigned, with full power of substitution, to vote to accept or reject the Plan (as defined below) with respect to the 6% Series B Convertible Preferred Stock (the "Old Series B Preferred Stock"), pursuant to the Solicitation and Disclosure Statement dated August 28, 1998, in which Cityscape Financial Corp. and its wholly-owned subsidiary, Cityscape Corp. (collectively, "Cityscape"), are soliciting acceptances from record Holders of the Old Series B Preferred Stock as of the close of business on August 28, 1998 (the "Record Date") for their joint plan of reorganization under chapter 11 of title 11 of the United States Code (the "Plan"), with all the power the undersigned would possess if voting personally. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST AND SHALL EXPIRE ON THE VOTING DEADLINE (WEDNESDAY, SEPTEMBER 30, 1998, UNLESS EXTENDED AT THE SOLE DISCRETION OF CITYSCAPE).


Name(s): ------------------------------------------    Signature(s): ------------------------------------------

------------------------------------------             ------------------------------------------

                                                       By: ----------------------------------------------------

                                                       Title:
                                                       --------------------------------------------------

                                                       Dated: -------------------------------------------------

                                          Signatures Guaranteed By:

                                          --------------------------------------
                                          (Name of Institution)

                                          --------------------------------------
                                          Authorized Signature

                                          --------------------------------------
                                          Title

Number of Shares and Aggregate
Liquidation Preference of the Old
Series B Preferred Stock Owned:
------------------------------------------------------------------------------

     This Proxy must be executed by the record Holder(s) (i.e., the record Holder(s) as of the close of business on the Record Date) in exactly the same manner as the name(s) appear(s) on the Old Series B Preferred Stock to which this Proxy relates. If the Old Series B Preferred Stock to which this Proxy relates is held of record by two or more joint Holders on the Record Date, all such Holders must sign this Proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to Cityscape and the Information Agent of such person's authority so to act. If the Old Series B Preferred Stock owned by the record Holder on the Record Date is registered in different names, separate proxies must be executed covering each form of registration.

     Unless the record Holder on the Record Date is a member of a Signature Guarantee Program recognized by the Information Agent (i.e., the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program
(SEMP), and the New York Stock Exchange's Medallion Signature Program (MSP)), (an "Eligible Institution"), this Proxy must be guaranteed by an Eligible Institution confirming the right of the signatory to the Ballot to execute such Ballot on behalf of the record Holder, unless this requirement is expressly waived by Cityscape.

                                        2